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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on March 22, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN STATES POWER COMPANY
(Exact name of registrant as specified in its charter)

MINNESOTA (State or other jurisdiction of incorporation or organization)	41-1967505 (I.R.S. Employer Identification Number)
414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

BENJAMIN G.S. FOWKE III
Vice President and Chief Financial Officer
Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500
(Name and address, including zip code, of agent for service)

Copy to:
ROBERT J. JOSEPH Jones Day 77 West Wacker Chicago, Illinois 60601 (312) 269-4176

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee

Debt Securities First Mortgage Bonds	$1,000,000,000	100%	$1,000,000,000	$117,700.00

(1)
Estimated solely for purposes of calculating registration fee.
(2)
Exclusive of accrued interest, if any.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this registration statement will be used as a combined prospectus in connection with this registration statement and registration statement No. 333-59098 which was originally filed by the registrant on April 17, 2001 under which $40,000,000 in principal amount of the registrant's debt securities and first mortgage bonds remain unsold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated March 22, 2005

PROSPECTUS

$1,040,000,000

NORTHERN STATES POWER COMPANY
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

FIRST MORTGAGE BONDS

DEBT SECURITIES

        We may offer for sale, from time to time, up to $1,040,000,000 aggregate principal amount of our secured first mortgage bonds or unsecured debt securities. We may sell our first mortgage bonds or debt securities in one or more series (1) through underwriters or dealers, (2) directly to a limited number of institutional purchasers, or (3) through agents. See "Plan of Distribution." The particular type of security being sold as well as the amount and terms of the sale of a series of our first mortgage bonds or debt securities will be determined at the time of sale and included in a prospectus supplement that will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these first mortgage bonds or debt securities unless this prospectus is accompanied by a prospectus supplement. That prospectus supplement will include if applicable:

  •
  the names of any underwriters, dealers or agents involved in the distribution of that series of first mortgage bonds or debt securities;

  •
  any applicable commissions or discounts and the net proceeds to us from that sale;

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  the aggregate principal amount and offering price of that series of the first mortgage bonds or debt securities;

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  the rate or rates (or method of calculation) of interest;

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  the time or times and place of payment of interest;

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  the maturity date or dates; and

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  any redemption terms or other specific terms of that series of first mortgage bonds or debt securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2005.

        As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important business information about Northern States Power Company that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at www.sec.gov, as well as other sources. See "Where You Can Find More Information."

        You may also obtain copies of the incorporated documents, without charge, upon written or oral request to the Corporate Secretary, Northern States Power Company, 414 Nicollet Mall, Suite 3000, Minneapolis, Minnesota 55401, (612) 330-5500.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,040,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the caption "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents it incorporates by reference contain statements that are not historical fact and constitute "forward-looking statements." When we use words like "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "should" or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

  •
  economic conditions, including their impact on capital expenditures and our ability to obtain financing on favorable terms, inflation rates and monetary fluctuations;

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  availability or cost of capital, which are affected by changes in: interest rates; market perceptions of the utility industry, Xcel Energy or any of its subsidiaries, including us; or securities ratings;

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  business conditions in the energy industry;

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  trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where we do business;

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  customer business conditions, including demand for their products or services and supply of labor and materials used in creating their products and services;

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  financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

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  factors affecting utility and nonutility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; nuclear or environmental incidents; or electric transmission or gas pipeline constraints;

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  employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;

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  increased competition in the utility industry or additional competition in the markets that we serve;

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  State and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the electric and gas markets; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

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  rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

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  nuclear regulatory policies and procedures, including operating regulations and spent nuclear fuel storage;

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  social attitudes regarding the utility and power markets;

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  cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

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  technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;

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  significant slowdown in growth or decline in the U.S. economy, delay in growth or recovery of the U.S. economy or increased cost for insurance premiums, security and other items as a consequence of the September 11, 2001 terrorist attacks;

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  risks associated with implementation of new technologies;

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  risk factors discussed under "Risk Factors" in any supplemental prospectus relating to the first mortgage bonds or debt securities being offered by this prospectus; and

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  the other risk factors listed from time to time by us in reports filed with the SEC.

        You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under "Business," "Management's Discussion and Analysis" and "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K, for the year ended December 31, 2004, and other documents on file with the SEC. You may obtain copies of these documents as described under "Where You Can Find More Information."

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        We are "incorporating by reference" the information we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 4, 2005 and any future filings made after the date of the registration statement of which this prospectus is a part with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities.

        We are not required to, and do not, provide annual reports to holders of our first mortgage bonds or debt securities unless specifically requested by a holder.

        This prospectus is part of a registration statement we have filed with the SEC relating to our securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the SEC's public reference room or through its Internet site.

        You may also obtain a copy of our filings with the SEC at no cost by writing or telephoning us at the following address:

  Attn: Corporate Secretary
  Northern States Power Company
  414 Nicollet Mall
  Minneapolis, Minnesota 55401
  (612) 330-5500

OUR COMPANY

        We were incorporated in 2000 under the laws of the State of Minnesota. Prior to 2000, our regulated utility operations were conducted by the legal entity now operating under the name Xcel Energy Inc. We are an operating utility engaged in the generation, purchase, transmission, distribution and sale of electricity in Minnesota, North Dakota and South Dakota. We also purchase, distribute and sell natural gas to retail customers and transport customer-owned gas in Minnesota and North Dakota. We provide retail electric utility service to approximately 1.4 million customers and gas utility service to approximately 454,000 customers.

        We are a wholly owned subsidiary of Xcel Energy. Xcel Energy was incorporated under the laws of the State of Minnesota in 1909 and is a registered holding company under the Public Utility Holding Company Act of 1935. Among Xcel Energy's other subsidiaries are Public Service Company of Colorado, a Colorado corporation, Southwestern Public Service Company, a New Mexico corporation, and Northern States Power Company, a Wisconsin corporation.

        We own the following direct subsidiaries: United Power and Land Company, which holds real estate; and NSP Nuclear Corporation, which holds our interest in the Nuclear Management Company.

        Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401 and our telephone number is (612) 330-5500.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement relating to the issue of a particular series of first mortgage bonds or debt securities, we intend to use the net proceeds from the sale of the first mortgage bonds or debt securities offered hereby for general corporate purposes, including capital expenditures, repayment of short-term debt and refunding of long-term debt at maturity or otherwise. Our short-term debt aggregated approximately $90.0 million as of December 31, 2004. The specific allocation of the proceeds of a particular series of the first mortgage bonds or debt securities will be described in the prospectus supplement relating to that series.

RATIO OF CONSOLIDATED EARNINGS TO
CONSOLIDATED FIXED CHARGES

(unaudited)

	Year Ended December 31,
	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges	3.3	2.9	3.5	4.0	2.4

        For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings of unconsolidated investees; and (ii) fixed charges consist of interest on long-term debt, other interest charges and amortization of debt discount, premium and expense.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

        The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the first mortgage bonds will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to the first mortgage bonds have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

        We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness.

        The first mortgage bonds will be represented either by global securities registered in the name of The Depository Trust Company ("DTC"), as depository ("Depository"), or its nominee, or by securities in certificate form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading "Book-Entry System" in this prospectus.

General

        The first mortgage bonds will be issued in one or more new series under the Trust Indenture dated February 1, 1937 (the "1937 Indenture") as previously supplemented by 56 supplemental trust indentures, including a Supplemental and Restated Trust Indenture dated May 1, 1988 (the "Restated Indenture") and a new supplemental indenture for the first mortgage bonds offered hereby (the "New Supplemental Indenture"), all from us to BNY Midwest Trust Company, as successor trustee (the "Mortgage Trustee"). The 1937 Indenture, as supplemented by the supplemental indentures, including the Restated Indenture and the New Supplemental Indenture, is referred to in this prospectus collectively as the "Mortgage Indenture." The Restated Indenture amends and restates the 1937 Indenture and the supplemental indentures. The Restated Indenture will become effective on the date on which the New Supplemental Indenture is first recorded and filed and, accordingly, the terms of the Restated Indenture will govern the first mortgage bonds offered hereby. As of December 31, 2004, there were 11 series of first mortgage bonds in an aggregate principal amount of $1.506 billion outstanding under the Mortgage Indenture.

        The holders of the outstanding first mortgage bonds do not, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the holders of any first mortgage bonds offered by this prospectus will not, have the right to require us to repurchase the first mortgage bonds if we become involved in a highly leveraged or change in control transaction. The Mortgage Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions. However, holders of first mortgage bonds would have the security afforded by the first mortgage lien on substantially all our property as described below under the caption "Security for the First Mortgage Bonds." In addition, any change in control transaction and any incurrence of substantial additional indebtedness, as first mortgage bonds, debt securities or otherwise, by us in a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that these approvals would be unlikely in any transaction that would result in us, or our successor, having a highly leveraged capital structure.

        When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

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  the title of the series;

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  any limit on the aggregate principal amount of the series;

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  the price at which the series will be issued;

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  the date of maturity of that series;

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  the date or dates on which we will pay the principal of that series;

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  the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

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  the date or dates from which interest will accrue;

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  the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the first mortgage bonds of that series are registered on the regular record date;

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  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

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  the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

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  whether we will issue that series in whole or in part in book-entry form; and

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  any other terms of that series of first mortgage bonds.

Redemption

        The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series.

Security for the First Mortgage Bonds

        In the opinion of our counsel, the first mortgage bonds being issued pursuant to this prospectus will be secured equally and ratably with all of our other outstanding first mortgage bonds by a valid and direct first mortgage lien on all of the real and fixed properties, leasehold rights, franchises and permits then owned by us subject only (1) to permitted liens and encumbrances, such as for taxes not delinquent or being contested in good faith, and (2) as to parts of our property, to easements, conditions, restrictions, leases and similar encumbrances which do not affect our use of that property in the usual course of our business, to minor defects in titles which are not material and to defects in titles to properties not essential to our business.

        The Mortgage Indenture subjects to the lien of the Mortgage Indenture all property, rights and franchises, except as otherwise expressly provided, we acquired after the date of the 1937 Indenture. These provisions might not be effective as to property acquired within 90 days prior and subsequent to the filing of a case by us under the United States Bankruptcy Code. The opinion of counsel does not cover titles to easements for water flowage purposes or rights-of-way for electric and gas transmission and distribution facilities, steam mains and telephone lines. However, we have the power of eminent domain in the states in which we operate.

        The Mortgage Indenture allows permitted encumbrances on the mortgaged and pledged property whether now owned or acquired in the future.

        Permitted encumbrances include, among others, the following:

  •
  permitted liens (liens for taxes not yet delinquent or being contested in good faith, mechanics', workers' and other similar liens, and easements and rights of way);

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  rights of parties to agreements with us relating to property owned or used jointly with that party, provided the rights:

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  do not materially impair the use of the property in the normal course of our business;

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    do not materially affect the security provided by the Mortgage Indenture; and

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    are not inconsistent with the remedies of the Mortgage Trustee upon a completed default;
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  leases existing on the effective date of the Restated Indenture affecting property owned by us on the effective date;

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  leases which do not interfere in any material respect with the use by us of the property for its intended purpose and which will not have a material adverse impact on the security provided by the Mortgage Indenture;

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  other leases relating to 5% or less of the sum of our depreciable property and land; and

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  any mortgage, lien, charge or other encumbrance prior or equal to the lien of the Mortgage Indenture, other than a prepaid lien, existing on the date we acquire the property, provided that on the acquisition date:

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  no default has occurred and is continuing;

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  the principal amount secured by that mortgage, lien, charge or encumbrance does not exceed 66 2/3% of the lesser of the cost or fair value of the property; and

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  the mortgage will apply only to the property originally subject to that mortgage, we will close the mortgage and we will not issue additional indebtedness under that mortgage.

        (Section 1.03 of the Restated Indenture.)

        The holders of 66 2/3% of the principal amount of first mortgage bonds outstanding may (1) consent to the creation or existence of a prior lien with respect to up to 50% of the sum of our depreciable property and land, after giving effect to the prior lien or (2) terminate the lien of the Mortgage Indenture with respect to up to 50% of the sum of our depreciable property and land. (Section 18.02(e) of the Restated Indenture.)

Sinking Fund Provisions

        We currently do not have any outstanding first mortgage bonds that are, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the first mortgage bonds offered hereby will not be, subject to a sinking fund.

Maintenance Provisions

        As a maintenance fund for the first mortgage bonds, we have agreed to pay to the Mortgage Trustee on each May 1 an amount equal to 2.50% of our completed depreciable property as of the end of the preceding calendar year, after deducting credits at our option for the following:

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  maintenance;

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  property retirements offset by permanent additions;

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  retirements of first mortgage bonds; and

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  amounts of established permanent additions.

        (Section 9.01 of the Restated Indenture.)

        We may withdraw moneys from the maintenance fund in amounts equal to retirements of first mortgage bonds and permanent additions. Cash on deposit in the maintenance fund may be used for the purchase or redemption of first mortgage bonds. Any redemption of this nature would be at the applicable regular redemption price of the first mortgage bonds to be redeemed and subject to any restrictions on the redemption of that first mortgage bond. (Sections 9.03 and 9.04 of the Restated Indenture).

        To the extent that maintenance fund credits exceed 2.50% of completed depreciable property for any year after 1987, such excess credits may be applied in future years (1) to offset any maintenance fund deficiency or (2) to increase the amount of established permanent additions available for use under the Mortgage Indenture. (Section 9.05 of the Restated Indenture.)

        We have agreed to maintain our properties in adequate repair, working order and condition. (Section 8.06 of the Restated Indenture.)

Issuance of Additional First Mortgage Bonds

        The maximum principal amount of first mortgage bonds that we may issue under the Mortgage Indenture is not limited, except as described below. We may issue additional first mortgage bonds in amounts equal to (1) 66 2/3% of the cost or fair value, whichever is less, of permanent additions after deducting retirements (Article V of the Restated Indenture); (2) retired first mortgage bonds, which have not been otherwise used under the Mortgage Indenture (Article VI of the Restated Indenture); or (3) the amount of cash deposited with the Mortgage Trustee, which cash may be withdrawn on the same basis as additional first mortgage bonds may be issued under clauses (1) and (2) above. (Article VII of the Restated Indenture.)

        The first mortgage bonds issued pursuant to this prospectus will be issued under clause (1) or (2) above. At December 31, 2004, the amount of net permanent additions available for the issuance of first mortgage bonds was approximately $5.704 billion, of which $1.560 billion could be used to authenticate the $1.040 billion principal amount of the first mortgage bonds. As of December 31, 2004, $358.6 million of retired first mortgage bonds were available to authenticate up to $358.6 million of first mortgage bonds.

        We may not issue any additional first mortgage bonds on the basis of clause (1), clause (2) under specified conditions, or clause (3), unless the earnings applicable to bond interest for a specified twelve-month period are equal to twice the annual interest requirements on the first mortgage bonds, including those about to be issued, and any obligations secured by prior liens and any indebtedness secured by permitted encumbrances. (Section 5.04, Section 6.02 and Section 7.01 of the Restated Indenture.) The calculation of earnings applicable to bond interest includes all of our nonutility revenues. (Section 1.03 of the Restated Indenture.)

        Permanent additions include the following:

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  our electric and steam generating, transmission and distribution properties;

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  our gas storage and distribution properties;

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  construction work-in-progress;

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  our fractional and undivided property interests;

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  property used for providing telephone or other communication services; and

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  engineering, financial, economic, environmental, geological and legal or other studies, surveys or reports associated with the acquisition or construction of any depreciable property.

        (Section 1.03 of the Restated Indenture.)

        Assuming that the interest cost on variable rate first mortgage bonds is at the maximum allowable rate, earnings applicable to bond interest for the twelve months ended December 31, 2004 would be 2.59 times the annual interest requirements on our first mortgage bonds, including the first mortgage bonds issued pursuant to this prospectus at an assumed 6.5% interest rate, and any obligations secured by prior liens and any indebtedness secured by permitted encumbrances. Additional first mortgage bonds may vary as to maturity, interest rate, redemption prices, and sinking fund, among other things. (Article 11 of the Restated Indenture.)

Provisions Limiting Dividends on Common Stock

        We have agreed that the sum of:

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  all dividends and distributions on our common stock after the effective date of the Restated Indenture (other than in common stock); and

  •
  the amount, if any, by which the considerations given by us for the purchase or other acquisition of our common stock after the effective date exceeds the considerations received by us after the effective date from the sale of common stock, will not exceed the sum of:

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  our retained earnings at the effective date; and

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  an amount equal to our net income earned after the effective date, after deducting all dividends accruing after the effective date on all classes and series of our preferred stock and after taking into consideration all proper charges and credits to earned surplus made after the effective date.

        In computing net income for the purpose of this covenant, we will deduct the amount, if any, by which, after the date commencing 365 days prior to the effective date, the actual expenditures or charges for ordinary repairs and maintenance and the charges for reserves, renewals, replacements, retirements, depreciation and depletion are less than 2.50% of our completed depreciable property. (Section 8.07 of the Restated Indenture.)

Release Provisions

        The Mortgage Indenture permits the release from its lien of any property upon depositing or pledging cash or certain other property of comparable fair value. The Mortgage Indenture also permits the following, in each case without any release or consent by the Mortgage Trustee or accountability to the Mortgage Trustee:

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  the sale or other disposal of securities not pledged under the Mortgage Indenture, contracts, accounts, motor cars, and certain equipment and supplies;

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  the cancellation, change or alteration of leases, rights-of-way and easements;

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  the surrender and modification of any franchise or governmental consent subject to certain restrictions;

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  all motor vehicles, vessels and marine equipment, railroad cars, engines and related equipment, airplanes, office furniture and leasehold interests in property owned by third parties; and

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  the leasing of the property subject to the lien of the Indenture if it does not interfere in any material respect with the use of the property for the purpose for which it is held by us and will not have a material adverse impact on the security afforded by the Mortgage Indenture.

        (Article XI of the Restated Indenture.)

        Any of the mortgaged and pledged property may be released from the lien of the Mortgage Indenture if, after the release, the fair value of the remaining mortgaged and pledged property equals or exceeds a sum equal to

150% of the aggregate principal amount of first mortgage bonds outstanding. (Section 11.03(k) of the Restated Indenture.) Upon satisfaction of the requirements set forth in the Mortgage Indenture, this provision would permit us to spin-off or otherwise dispose of a substantial amount of assets or a line of business without depositing cash or property with the Mortgage Trustee or obtaining the consent of the bondholders.

Modification of the Mortgage Indenture

        With our consent, the provisions of the Mortgage Indenture may be changed by the affirmative vote of the holders of 66 2/3% in principal amount of the first mortgage bonds outstanding except that, among other things, the following may not be done without the consent of the holder of each first mortgage bond so affected:

  •
  the maturity of a first mortgage bond may not be extended;

  •
  the interest rate may not be reduced;

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  the terms of payment of principal or interest may not be changed;

  •
  no lien ranking prior to or on a parity with the lien of the Mortgage Indenture with respect to any of the property mortgaged or pledged under the Mortgage Indenture may be created;

  •
  the security of the lien upon the mortgaged and pledged property for the security of such holder's bond may not be deprived; and

  •
  the required percentage of the holders of first mortgage bonds relating to actions that require their consent may not be changed.

        (Section 18.02 of the Restated Indenture.)

Defaults

        The following is a summary of events defined in the Mortgage Indenture as completed defaults:

  •
  default in payment of principal of any first mortgage bond;

  •
  default continued for 90 days in payment of interest on any first mortgage bond;

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  default in the covenant contained in Section 8.11 of the Restated Indenture regarding bankruptcy, insolvency, assignment or receivership; and

  •
  default continued for 90 days after notice in the performance of any other covenant, agreement or condition.

        (Section 13.01 of the Restated Indenture.)

        Notice of Default.    The Mortgage Trustee is required to give notice to bondholders within 90 days after the occurrence of a default, unless the default has been cured before giving its notice; provided that, except in the case of a default resulting from the failure to make any payment of principal or interest on any first mortgage bonds or to make any sinking fund payment, the Mortgage Trustee may withhold the notice if its board of directors, executive committee or a trust committee of directors or responsible officers determines in good faith that withholding the notice is in the interest of the bondholders. (Section 16.02 of the Restated Indenture.)

        Acceleration of Maturity.    In case of a completed default, either the Mortgage Trustee or the holders of 25% in principal amount of (1) the first mortgage bonds outstanding or (2) the first mortgage bonds affected by the default, may declare the first mortgage bonds due and payable, subject to the right of the holders of a majority of the first mortgage bonds then outstanding to rescind or annul such action. Further, the Mortgage Trustee is obligated to take the actions provided in the Mortgage Indenture to enforce payment of the first mortgage bonds and the lien of the Mortgage Indenture upon being requested to do so by the holders of a majority in principal amount of the first mortgage bonds. However, the holders of a majority in principal amount of the first mortgage bonds may direct the taking of any of these actions or the refraining from these actions as is not in violation of the law or the Mortgage Indenture. Before taking these actions, the Mortgage Trustee may require adequate indemnity against the costs, expenses and liabilities to be incurred in connection with these actions. (Article XIII of the Restated Indenture.)

        Compliance Certificate.    We are required to file with the Mortgage Trustee information, documents and reports regarding our compliance with the conditions and covenants of the Mortgage Indenture as may be required by the rules and regulations of the SEC, including a certificate, furnished at least annually, as to our compliance with all of the conditions and covenants under the Mortgage Indenture. (Section 8.18 of the Restated Indenture.)

Other Provisions

        Whenever all indebtedness secured by the Mortgage Indenture has been paid, or adequate provision for payment has been made, the Mortgage Trustee will cancel and discharge the Mortgage Indenture. (Article XVII of the Restated Indenture.) We may deposit with the Mortgage Trustee any combination of cash or government obligations in order to provide for the payment of any series or all of the first mortgage bonds outstanding. The Mortgage Indenture also provides that we must furnish to the Mortgage Trustee officers' certificates, certificates of an engineer, appraiser or other expert and, in some cases, accountants' certificates in connection with the authentication of first mortgage bonds, the release or release and substitution of property and some other matters, and opinions of counsel as to the lien of the Mortgage Indenture and some other matters. (Articles IV, V, VI, VII, XI and XVII and Section 20.08 of the Restated Indenture.)

Concerning the Trustee

        BNY Midwest Trust Company is the Mortgage Trustee under the Mortgage Indenture. We maintain banking relationships with the Mortgage Trustee in the ordinary course of business.

Governing Law

        The Mortgage Indenture and first mortgage bonds being issued pursuant to this prospectus are governed by, and construed in accordance with, the laws of the State of Minnesota.

DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

        The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the unsecured debt securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to the debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

        We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness.

        The debt securities will be represented either by global securities registered in the name of the Depository, or its nominee, or by securities in certificate form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption "Book-Entry System" in this prospectus.

General

        The debt securities will be issued in one or more new series under the Indenture dated July 1, 1999 between us and Wells Fargo Bank, N.A., as successor trustee (the "1999 Trustee"). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for the debt securities, is referred to in this prospectus as the "1999 Indenture." As of December 31, 2004, there were two series of debt securities in an aggregate principal amount of $435.0 million outstanding under the 1999 Indenture.

        The holders of the outstanding debt securities do not, and, unless the supplemental indenture that describes a particular series of debt securities provides otherwise with respect to that series, the holders of any debt securities offered by this prospectus will not, have the right to require us to repurchase the debt securities if we become involved in a highly leveraged or change in control transaction. The 1999 Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions. However, any change in control transaction and any incurrence of substantial additional long-term indebtedness, as first mortgage bonds, debt securities or otherwise, by us in such a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in us, or our successor, having a highly leveraged capital structure.

        The debt securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured indebtedness. In this "Description of Senior Unsecured Debt Securities" we refer to securities issued under the 1999 Indenture, whether previously issued or to be issued in the future, including the debt securities, as the "securities." The amount of securities that we may issue under the 1999 Indenture is not limited.

        When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

  •
  the title of the series;

  •
  any limit on the aggregate principal amount of the series;

  •
  the price at which the series will be issued;

  •
  the date of maturity of that series;

  •
  the date or dates on which we will pay the principal of that series;

  •
  the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

  •
  the date from which the interest will accrue;

  •
  the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the debt securities of that series are registered on the regular record date;

  •
  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

  •
  the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

  •
  whether we will issue that series in whole or in part in book-entry form; and

  •
  any other terms of that series of debt securities.

Registration, Transfer and Exchange

        Debt securities of any series may be exchanged for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and kind (Section 2.6 of the 1999 Indenture).

        Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office of the 1999 Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the 1999 Indenture. Any transfer or exchange will be effected upon the 1999 Trustee's satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.6 and 2.7 of the 1999 Indenture.)

        The 1999 Trustee will not be required to exchange or register a transfer of any debt securities of a series selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the 1999 Indenture.) See the information under the caption "Book-Entry System."

Payment and Paying Agents

        Principal, interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described below under the caption "Book-Entry System." Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, interest on debt securities that are in the form of certificated securities will be paid by check mailed to the holder at that person's address as it appears in the register for the debt securities maintained by the 1999 Trustee; however, a holder of $10,000,000 or more of the debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the 1999 Trustee on or prior to the applicable record date. (Section 2.12 of the 1999 Indenture.) Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the principal, interest at maturity and premium, if any, on debt securities in the form of certificated securities will be payable in immediately available funds at the office of the 1999 Trustee. (Section 2.12 of the 1999 Indenture.)

        All monies paid by us to a paying agent for the payment of principal, interest or premium on any debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the 1999 Indenture.)

Events of Default

        The following constitute events of default under the 1999 Indenture:

  •
  default in the payment of principal and premium, if any, on any security issued under the 1999 Indenture when due and payable and continuance of that default for 5 days;

  •
  default in the payment of interest on any security issued under the 1999 Indenture when due and continuance of that default for 30 days;

  •
  default in the performance or breach of any of our other covenants or warranties in the securities or in the 1999 Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the 1999 Indenture; and

  •
  specified events of bankruptcy, insolvency or reorganization of our company.

        (Section 7.1 of the 1999 Indenture.)

        If an event of default occurs and is continuing, either the 1999 Trustee or the holders of a majority in principal amount of the outstanding securities may declare the principal amount of all securities to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the securities has been obtained, if we pay or deposit with the 1999 Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1 of the 1999 Indenture.)

        The 1999 Trustee generally will be under no obligation to exercise any of its rights or powers under the 1999 Indenture at the request or direction of any of the holders unless such holders have offered acceptable indemnity to the 1999 Trustee. (Section 8.2 of the 1999 Indenture.) The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the 1999 Trustee, or of exercising any trust or power conferred on the 1999 Trustee, relating to the securities. (Section 7.7 of the 1999 Indenture.) Each holder has the right to institute a proceeding relating to the 1999 Indenture, but this right is subject to conditions precedent specified in the 1999 Indenture. (Sections 7.4 and 7.7 of the 1999 Indenture.) The 1999 Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on any securities, however, the 1999 Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 7.8 of the 1999 Indenture.) We are required to deliver to the 1999 Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the 1999 Indenture. (Section 5.5 of the 1999 Indenture.)

Modification

        We and the 1999 Trustee may modify and amend the 1999 Indenture from time to time.

        We will not need the consent of the holders for the following types of amendments:

  •
  adding to our covenants for the benefit of the holders or surrendering a right given to us in the 1999 Indenture;

  •
  adding security for the securities; or

  •
  making various other modifications, generally of a ministerial or immaterial nature.

        (Section 12.1 of the 1999 Indenture.)

        We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

  •
  a change in the maturity date of any security;

  •
  a reduction in the interest rate or extension of the time of payment of interest;

  •
  a reduction in the principal amount of any security, the premium payable on any security, or the amount of principal that could be declared due and payable prior to the stated maturity;

  •
  a change in the currency of any payment of principal, premium or interest on any security;

  •
  an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

  •
  a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the 1999 Indenture or to waive past defaults; or

  •
  a modification in these requirements.

        (Section 12.2 of the 1999 Indenture.)

        Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities.

Defeasance and Discharge

        We may be discharged from all obligations relating to the debt securities and the 1999 Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the 1999 Trustee, in trust for the benefit of holders of securities, money or United States government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the 1999 Trustee an opinion of counsel that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the 1999 Indenture. If we discharge our obligations as described above, the holders of securities must look only to the funds deposited with the 1999 Trustee, and not us, for payments on the securities. (Section 4.1 of the 1999 Indenture.)

Consolidation, Merger and Sale of Assets

        We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the 1999 Indenture that we are to perform or observe and we or the successor or transferee corporation, as applicable, are not, immediately following such merger, sale or transfer, in default in the performance of any of those covenants. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the 1999 Indenture with the same effect as if the successor corporation had been named as us in the 1999 Indenture and we will be released from all obligations under the 1999 Indenture. Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the 1999 Indenture will define all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet as of the end of the prior year and specifically will permit any sale, transfer or conveyance during a calendar year of less than 50% of our total assets without the consent of the holders of the securities. (Sections 11.1 and 11.2 of the 1999 Indenture.)

Limitation on Liens

        Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, so long as any debt securities are outstanding, we will not create or permit to exist any mortgage, pledge, security interest or other lien (collectively, "liens") on any of our utility properties or assets, whether we own it now or acquire it later, unless we similarly secure the debt securities and all other securities issued under the 1999 Indenture prior to or contemporaneously with the debt securities.

        This restriction will not apply to:

  •
  any of our subsidiaries;

  •
  the Mortgage Indenture securing our first mortgage bonds, or any indenture supplemental to our Mortgage Indenture;

  •
  liens on any property existing at the time we acquire the property (or within one year of our acquisition);

  •
  purchase money liens; or

  •
  any extension, renewal, or replacement (or successive extensions, renewals or replacements) of any lien referred to in the clauses listed above.

        In addition, this restriction will not apply to the following "permitted encumbrances," among others:

  •
  the pledge or assignment, in the ordinary course, of electricity, gas, steam or accounts receivable;

  •
  liens existing on any property at the time the corporation owning the property merges with us or transfers all or substantially all of its property to us, so long as our Board of Directors determines that the property is adequate security for the lien; and

  •
  liens not otherwise permitted if the total of all permitted encumbrances would not exceed 10% of our tangible net worth.

        As described above, these restrictions will limit our ability to incur secured debt, but will not prohibit it entirely. The restrictions will not prevent us from entering into leases in the ordinary course of business. You should be aware that one of those exceptions described above permits us to issue first mortgage bonds in amounts up to the limits described in the Mortgage Indenture. The Mortgage Indenture permits us to issue first mortgage bonds in amounts equal to 66 2/3% of the cost or fair value of permanent additions and up to 100% of retired first mortgage bonds. As of December 31, 2004, the amount of first mortgage bonds that we could issue on the basis of permanent additions was approximately $3.803 billion and the amount of first mortgage bonds we could issue on the basis of retired bonds was approximately $358.6 million. However, we cannot issue any first mortgage bonds on the basis of permanent additions unless the earnings applicable to bond interest for a specified twelve-month period are equal to twice the annual interest requirements on the first mortgage bonds, including those being issued and any obligations secured by prior liens and any indebtedness secured by permanent additions.

Resignation or Removal of 1999 Trustee

        The 1999 Trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10 of the 1999 Indenture.)

        The holders of a majority in principal amount of the outstanding securities may remove the 1999 Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the 1999 Trustee upon notice to the holder of each security outstanding and appointment of a successor 1999 Trustee. (Section 8.10 of the 1999 Indenture.)

Concerning the 1999 Trustee

        Wells Fargo Bank, N.A. is the 1999 Trustee. We maintain banking relationships with the 1999 Trustee in the ordinary course of business. The 1999 Trustee also acts as trustee for securities of some of our affiliates.

BOOK-ENTRY SYSTEM

        Each series of securities offered by this prospectus may be issued in the form of one or more global first mortgage bonds or global debt securities, as applicable, representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

        The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that the Depository, its nominees and their successors may transfer a global security as a whole to one another.

        Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        We will wire principal, interest and any premium payments to the Depository or its nominee. We and the trustee will treat the Depository or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, we, the applicable trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

        Unless otherwise specified in the prospectus supplement that describes a particular series of first mortgage bonds or debt securities, DTC will act as Depository for those securities issued as global securities. The securities will be registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules that apply to DTC and its Direct or Indirect Participants (collectively, "Participants") are on file with the SEC. DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

        The global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, (2) there shall have occurred and be continuing an event of default with respect to the applicable series of first mortgage bonds or debt securities or (3) we execute and deliver to the trustee an order that the global securities will be so exchangeable.

        The information in this section concerning DTC and DTC's book entry system has been obtained from DTC, and we and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

        We intend to sell the securities offered by this prospectus to or through underwriters or dealers, and may also sell the securities directly to other purchasers or through agents, as described in the prospectus supplement relating to an issue of securities.

        The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described in the prospectus supplement.

        Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

        No person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, that information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction to any person to whom it is unlawful to make the offer in the jurisdiction. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in our affairs since that date.

LEGAL OPINIONS

        Legal opinions relating to the first mortgage bonds and debt securities will be rendered by our counsel, Gary R. Johnson, 800 Nicollet Mall, Suite 3000, Minneapolis, Minnesota, and Jones Day, Chicago, Illinois, counsel for our company. Certain legal matters relating to the first mortgage bonds and debt securities will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York, for any underwriters, dealers or agents named in a prospectus supplement. Gary R. Johnson is our Vice President and General Counsel and was the beneficial owner as of March 4, 2005, of 153,119.19 shares of common stock of our parent company, Xcel Energy Inc.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Northern States Power Company Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the first mortgage bonds or debt securities:

Registration fee under the Securities Act of 1933	$117,700	*
Fees of rating agencies	$550,000
Printing and engraving	$270,000
Accounting services	$290,000
Fees of company counsel	$200,000
Trustees' charges	$20,000
Expenses and counsel fees for qualification or registration under state securities laws	$20,000
Mortgage registration	$2,200,000
Miscellaneous	$20,000
Total fees and expenses	$3,687,700

*
All items are estimated except the first

Item 15. Indemnification of Director and Officers

        Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Articles of Incorporation, as amended, Article 6 of our Bylaws contains provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes.

        We have obtained insurance policies indemnifying our company and our company's directors and officers against certain civil liabilities and related expenses.

Item 16. Exhibits.

1(a)	Form of Underwriting Agreement with respect to the first mortgage bonds.
1(b)	Form of Underwriting Agreement with respect to the debt securities.
4(a)(1)*	Trust Indenture, dated February 1, 1937, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee, providing for the issuance of first mortgage bonds (Exhibit B-7 to File No. 2-5290).
4(a)(2)*	Supplemental and Restated Trust Indenture, dated May 1, 1988, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee (Exhibit 4.02 to Xcel Energy Inc. Form 10-K for the year 1988, File No. 1-3034).
4(a)(3)*	Supplemental Indentures between Northern States Power Company and said Trustee, supplemental to Exhibit 4(a)(1), dated as follows:
June 1, 1942 (Exhibit B-8 to File No. 2-97667).
February 1, 1944 (Exhibit B-9 to File No. 2-5290).
October 1, 1945 (Exhibit 7.09 to File No. 2-5924).
July 1, 1948 (Exhibit 7.05 to File No. 2-7549).
August 1, 1949 (Exhibit 7.06 to File No. 2-8047).
June 1, 1952 (Exhibit 4.08 to File No. 2-9631).
October 1, 1954 (Exhibit 4.10 to File No. 2-12216).
September 1, 1956 (Exhibit 2.09 to File No. 2-13463).
August 1, 1957 (Exhibit 2.10 to File No. 2-14156).
July 1, 1958 (Exhibit 4.12 to File No. 2-15220).
December 1, 1960 (Exhibit 2.12 to File No. 2-18355).

August 1, 1961 (Exhibit 2.13 to File No. 2-20282).
June 1, 1962 (Exhibit 2.14 to File No. 2-21601).
September 1, 1963 (Exhibit 4.16 to File No. 2-22476).
August 1, 1966 (Exhibit 2.16 to File No. 2-26338).
June 1, 1967 (Exhibit 2.17 to File No. 2-27117).
October 1, 1967 (Exhibit 2.01R to File No. 2-28447).
May 1, 1968 (Exhibit 2.01S to File No. 2-34250).
October 1, 1969 (Exhibit 2.01T to File No. 2-36693).
February 1, 1971 (Exhibit 2.01U to File No. 2-39144).
May 1, 1971 (Exhibit 2.01V to File No. 2-39815).
February 1, 1972 (Exhibit 2.01W to File No. 2-42598).
January 1, 1973 (Exhibit 2.01X to File No. 2-46434).
January 1, 1974 (Exhibit 2.01Y to File No. 2-53235).
September 1, 1974 (Exhibit 2.01Z to File No. 2-53235).
April 1, 1975 (Exhibit 4.01AA to File No. 2-71259).
May 1, 1975 (Exhibit 4.01BB to File No. 2-71259).
March 1, 1976 (Exhibit 4.01CC to File No. 2-71259).
June 1, 1981 (Exhibit 4.01DD to File No. 2-71259).
December 1, 1981 (Exhibit 4.01EE to File No. 2-83364).
May 1, 1983 (Exhibit 4.01FF to File No. 2-97667).
December 1, 1983 (Exhibit 4.01GG to File No. 2-97667).
September 1, 1984 (Exhibit 4.01HH to File No. 2-97667).
December 1, 1984 (Exhibit 4.01II to File No. 2-97667).
May 1, 1985 (Exhibit 4.36 to Xcel Energy Inc. Form 10-K for the year 1985, File No. 1-3034).
September 1, 1985 (Exhibit 4.37 to Xcel Energy Inc. Form 10-K for the year 1985, File No. 1-3034).
July 1, 1989 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated July 7, 1989, File No. 1-3034).
June 1, 1990 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated June 1, 1990, File No. 1-3034).
October 1, 1992 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated October 13, 1992, File No. 1-3034).
April 1, 1993 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated March 30, 1993, File No. 1-3034).
December 1, 1993 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated December 7, 1993, File No. 1-3034).
February 1, 1994 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated February 10, 1994, File No. 1-3034).
October 1, 1994 (Exhibit 4.01 to Form 8-K dated October 5, 1994, File No. 1-3034).
June 1, 1995 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated June 28, 1995, File No. 1-3034).
April 1, 1997 (Exhibit 4.47 to Xcel Energy Inc. Form 10-K for the year 1997, File No. 1-3034).
March 1, 1998 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated March 11, 1998, File No. 1-3034).
May 1, 1999 (Exhibit 4.49 to Form 10, File No. 000-31709).
June 1, 2000 (Exhibit 4.50 to Form 10, File No. 000-31709).
August 1, 2000 (Assignment and Assumption of Trust Indenture) (Exhibit 4.51 to Form 10, File No. 000-31709).
June 1, 2002 (Exhibit 4.05 to Form 10-Q for the quarter ended September 30, 2002, File No. 000-31709).
July 1, 2002 (Exhibit 4.06 to Form 10-Q for the quarter ended September 30, 2002, File No. 000-31709).
August 1, 2002 (Exhibit 4.01 to Form 8-K dated August 22, 2002, File No. 000-31709).
May 1, 2003 (Exhibit 4.73 to Xcel Energy Inc. Form 10-K dated March 15, 2004, File No. 001-03034).
August 1, 2003 (Exhibit 4.01 to Form 8-K dated August 6, 2003, File No. 001-31387).
4(a)(4)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(a)(1) above, as supplemented.
4(a)(5)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(a)(4) above).
4(b)(1)*	Trust Indenture, dated July 1, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated July 21, 1999, File No. 001-03034).
4(b)(2)*	Supplemental Trust Indenture dated July 15, 1999, between Northern States Power Company and

Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.02 to Xcel Energy Inc. Form 8-K dated July 21, 1999, File No. 001-03034).
4(b)(3)*	Supplemental Trust Indenture dated August 18, 2000, among Xcel Energy Inc., Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee (Exhibit 4.63 to Form 10 dated Oct. 5, 2000, File No. 000-31709).
4(b)(4)*	Supplemental Trust Indenture dated July 1, 2002, between Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Form 8-K, dated July 8, 2002, File No. 000-31709).
4(b)(5)	Form of Supplemental Indenture establishing a series of debt securities under the Trust Indenture referenced in Exhibit 4(b)(1) above, as supplemented.
4(b)(6)	Form of Debt Securities (included in the Form of Supplemental Indenture referenced in Exhibit 4(b)(5) above).
5	Opinion of Gary R. Johnson regarding the validity of certain securities.
12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.
23(a)	Consent of Gary R. Johnson is included in its opinion referenced in Exhibit 5 above.
23(b)	Consent of Deloitte & Touche LLP.
24	Power of Attorney.
25(a)	Form T-1 Statement of Eligibility of BNY Midwest Trust Company, as Successor Trustee under the Trust Indenture relating to first mortgage bonds referenced in Exhibit 4(a)(1) above, as supplemented.
25(b)	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A., as Successor Trustee under the Trust Indenture relating to debt securities referenced in Exhibit 4(b)(1) above, as supplemented.

*
Previously filed as indicated and incorporated herein by reference.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on the 22nd day of March, 2005.

NORTHERN STATES POWER COMPANY
By:	/s/ BENJAMIN G.S. FOWKE III Benjamin G.S. Fowke III Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Wayne H. Brunetti	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 22, 2005
/s/ BENJAMIN G.S. FOWKE III Benjamin G.S. Fowke III	Vice President and Chief Financial Officer (Principal Financial Officer)	March 22, 2005
* Teresa S. Madden	Vice President and Controller (Principal Accounting Officer)	March 22, 2005
* Gary R. Johnson	Director	March 22, 2005
* Richard C. Kelly	Director	March 22, 2005
*By:	/s/ BENJAMIN G.S. FOWKE III Benjamin G.S. Fowke III (Attorney-in-Fact)
March 22, 2005

EXHIBIT INDEX

1(a)	Form of Underwriting Agreement with respect to the first mortgage bonds.
1(b)	Form of Underwriting Agreement with respect to the debt securities.
4(a)(1)*	Trust Indenture, dated February 1, 1937, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee, providing for the issuance of first mortgage bonds (Exhibit B-7 to File No. 2-5290).
4(a)(2)*	Supplemental and Restated Trust Indenture, dated May 1, 1988, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee (Exhibit 4.02 to Xcel Energy Inc. Form 10-K for the year 1988, File No. 1-3034).
4(a)(3)*	Supplemental Indentures between Northern States Power Company and said Trustee, supplemental to Exhibit 4(a)(1), dated as follows:
June 1, 1942 (Exhibit B-8 to File No. 2-97667).
February 1, 1944 (Exhibit B-9 to File No. 2-5290).
October 1, 1945 (Exhibit 7.09 to File No. 2-5924).
July 1, 1948 (Exhibit 7.05 to File No. 2-7549).
August 1, 1949 (Exhibit 7.06 to File No. 2-8047).
June 1, 1952 (Exhibit 4.08 to File No. 2-9631).
October 1, 1954 (Exhibit 4.10 to File No. 2-12216).
September 1, 1956 (Exhibit 2.09 to File No. 2-13463).
August 1, 1957 (Exhibit 2.10 to File No. 2-14156).
July 1, 1958 (Exhibit 4.12 to File No. 2-15220).
December 1, 1960 (Exhibit 2.12 to File No. 2-18355).
August 1, 1961 (Exhibit 2.13 to File No. 2-20282).
June 1, 1962 (Exhibit 2.14 to File No. 2-21601).
September 1, 1963 (Exhibit 4.16 to File No. 2-22476).
August 1, 1966 (Exhibit 2.16 to File No. 2-26338).
June 1, 1967 (Exhibit 2.17 to File No. 2-27117).
October 1, 1967 (Exhibit 2.01R to File No. 2-28447).
May 1, 1968 (Exhibit 2.01S to File No. 2-34250).
October 1, 1969 (Exhibit 2.01T to File No. 2-36693).
February 1, 1971 (Exhibit 2.01U to File No. 2-39144).
May 1, 1971 (Exhibit 2.01V to File No. 2-39815).
February 1, 1972 (Exhibit 2.01W to File No. 2-42598).
January 1, 1973 (Exhibit 2.01X to File No. 2-46434).
January 1, 1974 (Exhibit 2.01Y to File No. 2-53235).
September 1, 1974 (Exhibit 2.01Z to File No. 2-53235).
April 1, 1975 (Exhibit 4.01AA to File No. 2-71259).
May 1, 1975 (Exhibit 4.01BB to File No. 2-71259).
March 1, 1976 (Exhibit 4.01CC to File No. 2-71259).
June 1, 1981 (Exhibit 4.01DD to File No. 2-71259).
December 1, 1981 (Exhibit 4.01EE to File No. 2-83364).
May 1, 1983 (Exhibit 4.01FF to File No. 2-97667).
December 1, 1983 (Exhibit 4.01GG to File No. 2-97667).
September 1, 1984 (Exhibit 4.01HH to File No. 2-97667).
December 1, 1984 (Exhibit 4.01II to File No. 2-97667).
May 1, 1985 (Exhibit 4.36 to Xcel Energy Inc. Form 10-K for the year 1985, File No. 1-3034).
September 1, 1985 (Exhibit 4.37 to Xcel Energy Inc. Form 10-K for the year 1985, File No. 1-3034).
July 1, 1989 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated July 7, 1989, File No. 1-3034).
June 1, 1990 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated June 1, 1990, File No. 1-3034).
October 1, 1992 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated October 13, 1992, File No. 1-3034).
April 1, 1993 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated March 30, 1993, File No. 1-3034).
December 1, 1993 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated December 7, 1993, File No. 1-3034).
February 1, 1994 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated February 10, 1994, File No. 1-3034).

October 1, 1994 (Exhibit 4.01 to Form 8-K dated October 5, 1994, File No. 1-3034).
June 1, 1995 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated June 28, 1995, File No. 1-3034).
April 1, 1997 (Exhibit 4.47 to Xcel Energy Inc. Form 10-K for the year 1997, File No. 1-3034).
March 1, 1998 (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated March 11, 1998, File No. 1-3034).
May 1, 1999 (Exhibit 4.49 to Form 10, File No. 000-31709).
June 1, 2000 (Exhibit 4.50 to Form 10, File No. 000-31709).
August 1, 2000 (Assignment and Assumption of Trust Indenture) (Exhibit 4.51 to Form 10, File No. 000-31709).
June 1, 2002 (Exhibit 4.05 to Form 10-Q for the quarter ended September 30, 2002, File No. 000-31709).
July 1, 2002 (Exhibit 4.06 to Form 10-Q for the quarter ended September 30, 2002, File No. 000-31709).
August 1, 2002 (Exhibit 4.01 to Form 8-K dated August 22, 2002, File No. 000-31709).
May 1, 2003 (Exhibit 4.73 to Xcel Energy Inc. Form 10-K dated March 15, 2004, File No. 001-03034).
August 1, 2003 (Exhibit 4.01 to Form 8-K dated August 6, 2003, File No. 001-31387).
4(a)(4)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(a)(1) above, as supplemented.
4(a)(5)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(a)(4) above).
4(b)(1)*	Trust Indenture, dated July 1, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Xcel Energy Inc. Form 8-K dated July 21, 1999, File No. 001-03034).
4(b)(2)*	Supplemental Trust Indenture dated July 15, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.02 to Xcel Energy Inc. Form 8-K dated July 21, 1999, File No. 001-03034).
4(b)(3)*	Supplemental Trust Indenture dated August 18, 2000, among Xcel Energy Inc., Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee (Exhibit 4.63 to Form 10 dated Oct. 5, 2000, File No. 000-31709).
4(b)(4)*	Supplemental Trust Indenture dated July 1, 2002, between Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Form 8-K, dated July 8, 2002, File No. 000-31709).
4(b)(5)	Form of Supplemental Indenture establishing a series of debt securities under the Trust Indenture referenced in Exhibit 4(b)(1) above, as supplemented.
4(b)(6)	Form of Debt Securities (included in the Form of Supplemental Indenture referenced in Exhibit 4(b)(5) above).
5	Opinion of Gary R. Johnson regarding the validity of certain securities.
12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.
23(a)	Consent of Gary R. Johnson is included in its opinion referenced in Exhibit 5 above.
23(b)	Consent of Deloitte & Touche LLP.
24	Power of Attorney.
25(a)	Form T-1 Statement of Eligibility of BNY Midwest Trust Company, as Successor Trustee under the Trust Indenture relating to first mortgage bonds referenced in Exhibit 4(a)(1) above, as supplemented.
25(b)	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A., as Successor Trustee under the Trust Indenture relating to debt securities referenced in Exhibit 4(b)(1) above, as supplemented.

*
Previously filed as indicated and incorporated herein by reference.